Exhibit 99.1

Press Release

CONTACT:
Jarrod Langhans
Investor Relations
Tel: (813) 313-1732
Investorrelations@cott.com

COTT REPORTS FOURTH QUARTER AND FISCAL 2015 RESULTS AND DECLARES DIVIDEND

•
Adjusted free cash flow grew 25% to $134 million in fiscal 2015, and operating cash flow increased to $255 million, due to increased earnings, lower than expected capital expenditures (of approximately $15 million) and stringent working capital management.

•	Gross profit grew to $896 million in fiscal 2015, with gross margin increasing from 13.1% in fiscal 2014 to 30.4% in fiscal 2015.

•	On January 4, 2016, Cott acquired Aquaterra, Canada's oldest and largest direct-to-consumer home and office water delivery business.

(Unless stated otherwise, all fourth quarter 2015 comparisons are relative to the fourth quarter of 2014 and all fiscal year 2015 comparisons are relative to fiscal year 2014; all information is in U.S. dollars.  Certain terms used in this press release are defined below.)

TORONTO, ON and TAMPA, FL – February 18, 2016 – Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the fourth quarter and fiscal year ended January 2, 2016.

Cott continued to focus on its strategic priorities designed to build long-term shareowner value:

o
Cott's normalized 2015 free cash flow, after deducting approximately $15 million of lower than expected capital expenditures, was approximately $120 million, which is estimated to grow at a mid-teen compound annual growth rate through 2018.

o
On January 4, 2016, Cott acquired Aquaterra for a purchase price of C$62 million.  Aquaterra is Canada's oldest and largest direct-to-consumer home and office water delivery business with revenues of approximately C$75 million for the twelve months ended June 30, 2015.  This acquisition builds on Cott's strategy of expanding its water, coffee and tea home and office services business, and further diversifies its customer base. The acquisition broadens Cott's customer reach by adding over 70,000 new customers and delivery points while creating cost synergies and a Canadian home and office services platform for continued organic and transaction related expansion.

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o	DS Services completed the acquisitions of nine small HOD water and coffee businesses during fiscal 2015.

o
Cott captured $4 million of synergies related to the acquisition of DS Services during the quarter for a total of $10 million of synergies realized during fiscal 2015, with the goal of $30 million in synergies by the end of 2017.

o	DS Services continued to grow, generating 4% pro forma revenue growth on an adjusted basis during the quarter and fiscal year.

o
Volume stabilization within the Cott North America business unit continued during the quarter as contract manufacturing volume grew by 40% and sparkling waters and mixers volume grew by 4% (excluding the 53rd week in 2014).  Cott North America gross margin increased 190 basis points from 10.6% to 12.5% in the quarter and 170 basis points from 11.6% to 13.3% during the fiscal year as a result of stable volumes and cost and efficiency savings.

"I am pleased with the progress made in pursuit of our strategic priorities in 2015 highlighted by our strong free cash flow, full redemption of the preferred shares issued at the time of the DS Services acquisition, successful pursuit of follow-on home and office acquisitions, as well as significant growth in contract manufacturing within our traditional business," commented Jerry Fowden, Cott's Chief Executive Officer. "We believe that the platform we are creating in home and office services for water, coffee and tea both organically and via further synergistic transactions will provide underlying mid-teen annual growth in free cash flow over the coming years," continued Mr. Fowden.

FOURTH QUARTER 2015 GLOBAL PERFORMANCE

-	Adjusted free cash flow was $72 million. Reported free cash flow was $63 million, reflecting $88 million of net cash provided by operating activities less $25 million of capital expenditures.

-	Adjusted EBITDA increased 89% to $81 million due primarily to the addition of the DS Services business and stable volumes within the Cott North America business unit.

-	Revenue increased 29% to $699 million ($711 million excluding the impact of foreign exchange) compared to $544 million.

-
Gross profit increased 208% to $221 million, with a gross margin of 31.6% compared to 13.2%, due primarily to the addition of the DS Services business, stable volumes in the Cott North America business unit and cost and efficiency savings, offset in part by the impact of foreign exchange.

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Adjusted net income and adjusted net income per diluted share were $3 million and $0.03, respectively, compared to adjusted net income and adjusted net income per diluted share of $34 million and $0.37, respectively. Reported net loss and net loss per diluted share were $4 million and $0.04, respectively, compared to reported net income and net income per diluted share of $19 million and $0.19, respectively. The changes in net income and earnings per share were largely driven by our income tax benefit which was approximately $6 million in the fourth quarter of 2015 compared to an income tax benefit of $65 million due primarily to the release of a valuation allowance in the fourth quarter of 2014.

FOURTH QUARTER 2015 REPORTING SEGMENT PERFORMANCE

-
DS Services pro forma revenue increased 8% to $256 million (4% on an adjusted basis) due primarily to growth in HOD water, single cup coffee delivery, and retail sales as well as the benefit of four additional shipping days during the quarter, offset in part by a reduced energy surcharge as a result of lower diesel fuel prices, and reduced sales in traditional brew basket coffee.

-
Cott North America volume was broadly flat in actual cases and was lower by 4% in servings (excluding the 53rd week in 2014) as increases in contract manufacturing and other growth areas such as sparkling waters and mixers offset the general market decline in carbonated soft drinks ("CSDs") and private label shelf stable juices ("SSJs").  Revenue was lower by 13% (6% excluding the impact of a 53rd week in 2014 and foreign exchange) at $305 million due primarily to an overall product mix shift into contract manufacturing and other private label categories.

-
U.K./Europe volume decreased 3% in actual cases and was higher by 2% in servings (excluding the 53rd week in 2014).  Revenue was lower by 14% (6% excluding the impact of a 53rd week in 2014 and foreign exchange) at $131 million due primarily to an adverse product mix shift out of energy and sports drinks and into other products.

-	All Other revenue excluding the impact of foreign exchange as well as the benefit from a 53rd week in 2014 was broadly flat.

FISCAL YEAR 2015 GLOBAL PERFORMANCE

-
Adjusted free cash flow increased 25% to $134 million.  Reported free cash flow was $144 million, reflecting $255 million of net cash provided by operating activities less $111 million of capital expenditures.

-
Adjusted EBITDA increased 98% to $357 million ($369 million excluding the impact of foreign exchange) due primarily to the addition of the DS Services and Aimia Foods businesses as well as stable volumes within our Cott North America business unit, offset in part by the competitive environment for CSDs and SSJs in the traditional business.

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-	Revenue increased 40% to $2,944 million ($3,014 million excluding the impact of foreign exchange) compared to $2,103 million.

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Gross profit increased 224% to $896 million, with a gross margin of 30.4% compared to 13.1%.  Excluding DS Services, gross margin increased by over 100 basis points to 14.4% driven primarily by stable volumes in the Cott North America business unit, the higher margin profile of the Aimia Foods business, and cost and efficiency savings, offset in part by the impact of foreign exchange and the competitive environment for CSDs and SSJs in the traditional business.

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Adjusted net income and adjusted net income per diluted share were $23 million and $0.22, respectively, compared to adjusted net income and adjusted net income per diluted share of $57 million and $0.60, respectively. Reported net loss and net loss per diluted share were $3 million and $0.03, respectively, compared to reported net income and net income per diluted share of $10 million and $0.10, respectively. The changes in net income and earnings per share were largely driven by our income tax benefit which was approximately $23 million in fiscal 2015 compared to an income tax benefit of $61 million due primarily to the release of a valuation allowance in 2014.

FREE CASH FLOW AND DEBT

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With increased earnings, lower than expected capital expenditures and stringent working capital management, Cott generated $134 million of adjusted free cash flow in fiscal 2015, surpassing its original goal of between $94 million to $114 million (which included $120-$125 million of forecasted capital expenditures) as well as fiscal 2014 adjusted free cash flow of $107 million.

-	Leverage (net debt to adjusted EBITDA) was approximately 4.4 times at the end of fiscal 2015.

DECLARATION OF DIVIDEND

Cott's Board of Directors has declared a dividend of $0.06 per share on common shares, payable in cash on March 24, 2016 to shareowners of record at the close of business on March 9, 2016.

FOURTH QUARTER AND FISCAL YEAR 2015 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, February 18, 2016, at 10:00 a.m. ET, to discuss fourth quarter and full year results, which can be accessed as follows:

North America: (800) 406-5356
International: (913) 312-0692
Passcode: 697942

Press Release

A live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is one of the world's largest producers of beverages on behalf of retailers, brand owners and distributors, and has one of the broadest home and office bottled water and office coffee services distribution networks in the United States and Canada, serving national, regional and local offices as well as households.

Cott produces multiple types of beverages in a variety of packaging formats and sizes through its large manufacturing footprint, broad distribution network, substantial research and development capability and high-level of quality and customer service which enables Cott to offer its customers a strong value-added proposition of low cost, high quality products and services. In addition, Cott is a national direct-to-consumer provider of bottled water, office coffee and water filtration services in the United States and Canada, offering a comprehensive portfolio of beverage products, equipment and supplies to over 1.5 million customers.
With over 9,500 employees, Cott operates its manufacturing and distribution facilities in the United States, Canada, the United Kingdom and Mexico. Cott also develops and manufactures beverage concentrates, which it exports to countries around the world.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott excludes from GAAP revenue the impact of foreign exchange, the impact of energy surcharges, and, in some cases, the impact of the 53rd week in 2014, to separate the impact of currency exchange rate changes, energy surcharges and the 53rd week in 2014 from Cott's results of operations. Cott utilizes adjusted gross margin excluding DS Services, adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA, adjusted EBITDA and adjusted EBITDA excluding foreign exchange to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by operating activities determined in accordance with GAAP by excluding capital expenditures to present free cash flow, and by excluding bond redemption cash costs, DSS integration capital expenditures and acquisition/integration cash costs to present adjusted free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results and related matters (including, but not limited to, statements related to expected 2016 and 2018 cash flow and capital expenditures). The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or a reduction in business in our legacy Cott business with key customers, particularly Walmart; consolidation of retail customers; fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; our ability to realize the expected benefits of recent acquisitions or other strategic opportunities that we may pursue because of integration difficulties and other challenges; the limited nature of our indemnification rights under the DS Services acquisition agreement; the incurrence of substantial indebtedness to finance the DS Services acquisition; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; our substantial indebtedness and our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; credit rating changes; the impact of global financial events on our financial results; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; or our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

Press Release

COTT CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Year Ended

	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015

Revenue, net	$698.8	$543.5	$2,944.0	$2,102.8
Cost of sales	477.7	471.7	2,048.5	1,826.3

Gross profit	221.1	71.8	895.5	276.5

Selling, general and administrative expenses	193.7	66.2	768.6	213.7
Loss on disposal of property, plant & equipment	4.2	1.3	6.9	1.7
Restructuring	-	-	-	2.4
Asset impairments	-	-	-	1.7
Acquisition and integration expenses	5.2	37.9	20.6	41.3
Operating income (loss)	18.0	(33.6)	99.4	15.7

Other (income) expense, net	(0.7)	(1.9)	(9.5)	21.0
Interest expense, net	28.0	12.5	111.0	39.7

Loss before income taxes	(9.3)	(44.2)	(2.1)	(45.0)

Income tax benefit	(6.4)	(65.2)	(22.7)	(61.4)

Net (loss) income	$(2.9)	$21.0	$20.6	$16.4

Less: Net income attributable to non-controlling interests	1.5	1.5	6.1	5.6
Less: Accumulated dividends on convertible preferred shares	-	0.6	4.5	0.6
Less: Accumulated dividends on non-convertible preferred shares	-	0.2	1.4	0.2
Less: Foreign exchange impact on redemption of preferred shares	-	-	12.0	-

Net (loss) income attributed to Cott Corporation	$(4.4)	$18.7	$(3.4)	$10.0

Net (loss) income per common share attributed to Cott Corporation
Basic	$(0.04)	$0.20	$(0.03)	$0.11
Diluted	$(0.04)	$0.19	$(0.03)	$0.10

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	109.7	93.0	103.0	93.8
Diluted	109.7	98.0	103.0	95.9

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COTT CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	January 2, 2016	January 3, 2015
ASSETS
Current assets
Cash & cash equivalents	$77.1	$86.2
Accounts receivable, net of allowance	293.3	305.7
Income taxes recoverable	1.6	1.6
Inventories	249.4	262.4
Prepaid expenses and other current assets	17.2	59.3

Total current assets	638.6	715.2

Property, plant & equipment, net	769.8	864.5
Goodwill	759.6	743.6
Intangibles and other assets, net	711.7	758.0
Deferred income taxes	7.6	2.5
Other tax receivable	-	0.2

Total assets	$2,887.3	$3,084.0

LIABILITIES, PREFERRED SHARES AND EQUITY
Current liabilities
Short-term borrowings	$122.0	$229.0
Current maturities of long-term debt	3.4	4.0
Accounts payable and accrued liabilities	437.6	420.3

Total current liabilities	563.0	653.3

Long-term debt	1,525.4	1,541.3
Deferred income taxes	76.5	119.9
Other long-term liabilities	76.5	71.8

Total liabilities	2,241.4	2,386.3

Convertible preferred shares, $1,000 stated value, no shares issued
(January 3, 2015 - 116,054 shares issued)	-	116.1
Non-convertible preferred shares, $1,000 stated value, no shares issued
(January 3, 2015 - 32,711 shares issued)	-	32.7

Equity
Capital stock, no par - 109,695,435 (January 3, 2015 - 93,072,850) shares issued	534.7	388.3
Additional paid-in-capital	51.2	46.6
Retained earnings	129.6	158.1
Accumulated other comprehensive loss	(76.2)	(51.0)
Total Cott Corporation equity	639.3	542.0
Non-controlling interests	6.6	6.9

Total equity	645.9	548.9

Total liabilities, preferred shares and equity	$2,887.3	$3,084.0

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COTT CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Year Ended

	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015

Operating Activities
Net (loss) income	$(2.9)	$21.0	$20.6	$16.4
Depreciation & amortization	50.1	33.1	223.8	110.7
Amortization of financing fees	1.2	0.6	4.8	2.5
Amortization of senior notes premium	(1.4)	(0.4)	(5.6)	(0.4)
Share-based compensation expense	1.9	0.9	10.3	5.8
Decrease in deferred income taxes	(8.8)	(69.9)	(30.4)	(65.8)
Write-off of financing fees and discount	-	-	-	4.1
Loss on disposal of property, plant & equipment	4.2	1.3	6.9	1.7
Asset impairments	-	-	-	1.7
Other non-cash items	2.4	1.0	(9.4)	0.3
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	27.4	40.7	4.5	1.5
Inventories	0.9	3.1	6.5	12.9
Prepaid expenses and other current assets	2.1	(23.7)	30.8	(25.2)
Other assets	(1.0)	1.9	(8.5)	1.7
Accounts payable and accrued liabilities, and other liabilities	11.0	12.9	(3.3)	(6.8)
Income taxes recoverable	1.1	(3.3)	3.6	(4.4)
Net cash provided by operating activities	88.2	19.2	254.6	56.7

Investing Activities
Acquisitions, net of cash received	(1.5)	(717.7)	(24.0)	(798.5)
Additions to property, plant & equipment	(25.3)	(15.3)	(110.8)	(46.7)
Additions to intangibles and other assets	(1.9)	(2.6)	(4.6)	(6.9)
Proceeds from sale of property, plant & equipment
and sale-leaseback	-	0.2	40.9	1.8
Other investing activities	(1.2)	-	(1.2)	-
Net cash used in investing activities	(29.9)	(735.4)	(99.7)	(850.3)

Financing Activities
Payments of long-term debt	(0.8)	(1.0)	(3.7)	(393.6)
Issuance of long-term debt	-	625.0	-	1,150.0
Borrowings under ABL	193.2	484.7	994.5	959.0
Payments under ABL	(227.3)	(324.2)	(1,101.8)	(779.6)
Distributions to non-controlling interests	(1.7)	(1.3)	(8.5)	(8.5)
Issuance of common shares	-	-	143.1	-
Financing fees	(0.3)	(14.9)	(0.6)	(24.0)
Preferred shares repurchased and cancelled	-	-	(148.8)	-
Common shares repurchased and cancelled	-	(4.4)	(0.8)	(12.1)
Dividends paid to common and preferred shareholders	(6.5)	(6.4)	(31.0)	(22.8)
Payment of deferred consideration for acquisitions	-	-	(2.5)	(32.4)
Other financing activities	-	(0.3)	-	(0.3)
Net cash (used in) provided by financing activities	(43.4)	757.2	(160.1)	835.7

Effect of exchange rate changes on cash	(1.5)	(2.2)	(3.9)	(3.1)

Net increase (decrease) in cash & cash equivalents	13.4	38.8	(9.1)	39.0

Cash & cash equivalents, beginning of period	63.7	47.3	86.2	47.2

Cash & cash equivalents, end of period	$77.1	$86.1	$77.1	$86.2

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COTT CORPORATION							EXHIBIT 4
SEGMENT INFORMATION - NON-GAAP
(in millions of U.S. dollars)
Unaudited

For the Three Months Ended January 2, 2016
(in millions of U.S. dollars)	Cott North America	DSS	Cott U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$248.1	$15.6	$64.2	$0.8	$-	$-	$328.7
Branded retail	27.0	20.9	38.5	0.8	-	(0.3)	86.9
Contract packaging	23.8	-	24.4	5.8	-	(2.5)	51.5
Home and office bottled water delivery	-	163.6	-	-	-	-	163.6
Office coffee services	-	31.5	-	-	-	-	31.5
Concentrate and other	5.8	24.1	4.0	5.4	-	(2.7)	36.6
Total	$304.7	$255.7	$131.1	$12.8	$-	$(5.5)	$698.8
Gross Profit [1]	$37.5	$158.5	$20.4	$4.7	$-	$-	$221.1
Gross Margin % [2]	12.5%	62.0%	15.6%	36.7%	$-	$-	31.6%
Operating income (loss)	$4.7	$13.3	$2.5	$2.1	$(4.6)	$-	$18.0

For the Three Months Ended January 3, 2015
(in millions of U.S. dollars)	Cott North America	DSS	Cott U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$301.1	$2.1	$70.2	$2.9	$-	$(0.4)	$375.9
Branded retail	26.5	2.6	46.1	0.9	-	(0.3)	75.8
Contract packaging	15.6	-	33.7	4.0	-	(0.7)	52.6
Home and office bottled water delivery	-	12.2	-	-	-	-	12.2
Office coffee services	-	4.3	-	-	-	-	4.3
Concentrate and other	8.5	7.5	2.6	7.3	-	(3.2)	22.7
Total	$351.7	$28.7	$152.6	$15.1	$-	$(4.6)	$543.5
Gross Profit [1]	$36.9	$12.8	$17.1	$5.0	$-	$-	$71.8
Gross Margin % [2]	10.6%	44.6%	11.2%	33.1%	$-	$-	13.2%
Operating income (loss)	$3.0	$(1.7)	$3.1	$1.8	$(39.8)	$-	$(33.6)

For the Year ended January 2, 2016
(in millions of U.S. dollars)	Cott North America	DSS	Cott U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$1,075.9	$65.3	$262.3	$4.5	$-	$(1.6)	$1,406.4
Branded retail	114.9	84.1	169.8	4.1	-	(1.5)	371.4
Contract packaging	111.8	-	114.0	22.2	-	(6.5)	241.5
Home and office bottled water delivery	-	651.3	-	-	-	-	651.3
Office coffee services	-	121.3	-	-	-	-	121.3
Concentrate and other	28.3	99.1	10.9	26.8	-	(13.0)	152.1
Total	$1,330.9	$1,021.1	$557.0	$57.6	$-	$(22.6)	$2,944.0
Gross Profit [1]	$173.8	$618.3	$81.5	$21.9	$-	$-	$895.5
Gross Margin % [2]	13.3%	60.6%	14.6%	38.0%	$-	$-	30.4%
Operating income (loss)	$38.5	$39.0	$28.0	$10.5	$(16.6)	$-	$99.4

For the Year ended January 3, 2015
(in millions of U.S. dollars)	Cott North America	DSS	Cott U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$1,206.4	$2.1	$296.7	$7.4	$-	$(1.2)	$1,511.4
Branded retail	108.4	2.6	173.7	4.5	-	(1.6)	287.6
Contract packaging	86.9	-	120.8	24.6	-	(6.7)	225.6
Home and office bottled water delivery	-	12.2	-	-	-	-	12.2
Office coffee services	-	4.3	-	-	-	-	4.3
Concentrate and other	31.8	7.5	6.7	28.5	-	(12.8)	61.7
Total	$1,433.5	$28.7	$597.9	$65.0	$-	$(22.3)	$2,102.8
Gross Profit [1]	$163.5	$12.8	$78.8	$21.4	$-	$-	$276.5
Gross Margin % [2]	11.6%	44.6%	13.2%	32.9%	$-	$-	13.1%
Operating income (loss)	$29.7	$(1.7)	$26.3	$10.0	$(48.6)	$-	$15.7

[1] Gross profit from external revenues.
[2] Cott North America gross margin relative to external revenues.

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COTT CORPORATION					EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment
Unaudited

	For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	January 2, 2016
	Cott North America	DSS	Cott U.K.	All Other	Elimination	Cott[1]
Change in revenue	$(47.0)	$227.0	$(21.5)	$(2.3)	$(0.9)	$155.3
Impact of foreign exchange[2]	5.2	-	5.7	1.3	-	12.2
Change excluding foreign exchange	$(41.8)	$227.0	$(15.8)	$(1.0)	$(0.9)	$167.5
Percentage change in revenue	-13.4%	790.9%	-14.1%	-15.2%	19.6%	28.6%
Percentage change in revenue excluding foreign exchange	-11.9%	790.9%	-10.4%	-6.6%	19.6%	30.8%
Impact of 53rd week in 2014	21.5	-	6.4	1.2	-	29.1
Impact of four additional shipping days in 2015	-	(12.5)	-	-	-	(12.5)

Change excluding foreign exchange and impact of 53rd week in 2014 and additional shipping days in 2015	$(20.3)	$214.5	$(9.4)	$0.2	$(0.9)	$184.1

Percentage change in revenue excluding foreign exchange and impact of 53rd week in 2014 and four additional shipping days in 2015	-6.1%	747.4%	-6.4%	1.4%	19.6%	35.8%

	For the Year Ended
(in millions of U.S. dollars, except percentage amounts)	January 2, 2016
	Cott North America	DSS	Cott U.K.	All Other	Elimination	Cott[1]
Change in revenue	$(102.6)	$992.4	$(40.9)	$(7.4)	$(0.3)	$841.2
Impact of foreign exchange[2]	20.7	-	44.0	5.0	-	69.7
Change excluding foreign exchange	$(81.9)	$992.4	$3.1	$(2.4)	$(0.3)	$910.9
Percentage change in revenue	-7.2%	3457.8%	-6.8%	-11.4%	1.3%	40.0%
Percentage change in revenue excluding foreign exchange	-5.7%	3457.8%	0.5%	-3.7%	1.3%	43.3%
Impact of 53rd week in 2014	21.5	-	6.4	1.2	-	29.1
Impact of four additional shipping days in 2015	-	(12.5)	-	-	-	(12.5)

Change excluding foreign exchange and impact of 53rd week in 2014 and additional shipping days in 2015	$(60.4)	$979.9	$9.5	$(1.2)	$(0.3)	$927.5

Percentage change in revenue excluding foreign exchange and impact of 53rd week in 2014 and four additional shipping days in 2015	-4.3%	3414.3%	1.6%	-1.9%	1.3%	44.7%

[1] Cott includes the following reporting segments: Cott North America, DSS, Cott U.K. and All Other.
[2] Impact of foreign exchange is the difference between the current year's revenue translated utilizing the current year's average foreign exchange rates less the current year's revenue translated utilizing the prior year's average foreign exchange rates.

Press Release

COTT CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Year Ended
	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015

Net (loss) income attributed to Cott Corporation	$(4.4)	$18.7	$(3.4)	$10.0
Interest expense, net	28.0	12.5	111.0	39.7
Income tax benefit	(6.4)	(65.2)	(22.7)	(61.4)
Depreciation & amortization	50.1	33.1	223.8	110.7
Net income attributable to non-controlling interests	1.5	1.5	6.1	5.6
Accumulated dividends on preferred shares	-	0.8	5.9	0.8
Foreign exchange impact on redemption of preferred shares	-	-	12.0	-
EBITDA	$68.8	$1.4	$332.7	$105.4

Restructuring and asset impairments	-	-	-	4.1
Bond redemption and other financing costs	-	-	-	25.2
Facility reorganization costs	3.0	-	3.0	-
Acquisition and integration costs	5.2	37.9	20.6	41.3
Purchase accounting adjustments, net	-	1.7	4.2	2.9
Unrealized commodity hedging loss (gain), net	-	1.2	(1.2)	1.2
Unrealized foreign exchange and other losses (gains), net	0.2	(2.2)	(10.9)	(0.5)
Loss on disposal of property, plant & equipment	4.1	2.7	6.9	3.2
Other adjustments	(0.8)	-	1.7	(2.6)
Adjusted EBITDA	$80.5	$42.7	$357.0	$180.2

Impact of foreign exchange[1]	$2.6	$-	$12.1	$-

Adjusted EBITDA, foreign exchange impacted	$83.1	$42.7	$369.1	$180.2

[1] Includes translational and transactional foreign exchange impact.

Press Release

COTT CORPORATION			EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

		For the Three Months Ended
		January 2, 2016	January 3, 2015

Net cash provided by operating activities		$88.2	$19.2
Less: Additions to property, plant & equipment		(25.3)	(15.3)
Free Cash Flow		$62.9	$3.9

Plus:
53rd week interest payment 2022 Notes		-	14.7
DSS integration capital expenditures		3.5	-
Acquisition and integration cash costs		5.2	32.2
Cash collateral	[1]	-	29.4
Adjusted Free Cash Flow		$71.6	$80.2	[2]

		For the Year Ended
		January 2, 2016	January 3, 2015

Net cash provided by operating activities		$254.6	$56.7
Less: Additions to property, plant & equipment		(110.8)	(46.7)
Free Cash Flow		$143.8	$10.0

Plus:
Bond redemption cash costs		-	20.8
53rd week interest payment 2022 Notes		-	14.7
DSS integration capital expenditures		5.3	-
Acquisition and integration cash costs		13.9	32.2
Cash collateral	[1]	(29.4)	29.4
Adjusted Free Cash Flow		$133.6	$107.1	[2]

1 In connection with the DSS Acquisition, $29.4 million was required to cash collateralize certain DSS self-insurance programs. The $29.4 million was funded with borrowings against our ABL facility, and the cash collateral is included within prepaid and other current assets on our Consolidated Balance Sheet at January 3, 2015. Subsequent to January 3, 2015 additional letters of credit were issued from our available ABL facility capacity, and the cash collateral was returned to the Company, which was used to repay a portion of our outstanding ABL facility.

[2] 2014 includes $5.6 million of DSS's free cash flow from the acquisition date.

Press Release

COTT CORPORATION					EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED NET INCOME[1]
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended			For the Year Ended

	January 2, 2016	January 3, 2015		January 2, 2016	January 3, 2015

Net (loss) income attributed to Cott Corporation	$(4.4)	$18.7		$(3.4)	$10.0

Restructuring and asset impairments, net of tax	-	(0.2)		-	3.0
Bond redemption and other financing costs, net of tax	-	(9.4)		-	15.8
Facility reorganization costs, net of tax	1.9	-		1.9	-
Acquisition and integration costs, net of tax	3.3	23.4		13.1	26.3
Purchase accounting adjustments, net of tax	-	-		2.6	1.0
Unrealized commodity hedging loss (gain), net of tax	-	0.8		(0.8)	0.8
Unrealized foreign exchange and other losses (gains), net of tax	0.2	(1.7)		(8.0)	(0.3)
Foreign exchange impact on redemption of preferred shares	-	-		12.0	-
Loss on disposal of property, plant & equipment, net of tax	2.8	1.7		4.5	2.1
Other adjustments, net of tax	(0.8)	1.0		1.1	(1.6)
Adjusted net income attributed to Cott Corporation	$3.0	$34.3		$23.0	$57.1

Adjusted net income per common share attributed to Cott Corporation
Basic	$0.03	$0.37		$0.22	$0.61
Diluted	$0.03	$0.37		$0.22	$0.60

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	109.7	93.0		103.0	93.8
Diluted	110.5	93.8	[2]	103.7	94.8	[2]

[1] Adjustments are tax effected based on the statutory tax rate within the applicable tax jurisdiction.
[2] Adjusted to exclude dilutive effect of convertible preferred shares.

Press Release

COTT CORPORATION - DS SERVICES		EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED REVENUES
(in millions of U.S. dollars)
Unaudited

		Pro forma
	For the Three Months Ended	For the Three Months Ended
	January 2, 2016	January 3, 2015

Revenue, net	$255.7	$236.5

Energy surcharge adjustment[1]	$2.5
2015 four additional shipping days	$(12.5)
Adjusted Revenue, net	$245.7	$236.5
Adjusted Revenue, net growth vs. Pro forma	3.9%

		Pro forma
	For the Year Ended	For the Year Ended
	January 2, 2016	January 3, 2015

Revenue, net	$1,021.1	$978.2

Energy surcharge adjustment[1]	$8.0
Deferred revenue adjustment[2]	$0.9
2015 four additional shipping days	$(12.5)
Adjusted Revenue, net	$1,017.5	$978.2
Adjusted Revenue, net growth vs. Pro forma	4.0%

[1] Represents the impact of the energy fuel surcharge on current year operations assuming prior year's pro forma average rate.
[2] 2015 measurement period adjustment.

Press Release

COTT CORPORATION		EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - LEVERAGE
(in millions of U.S. dollars)
Unaudited

	January 2, 2016

Adjusted EBITDA	$357.0

Total debt	$1,650.8

Less: Cash	(77.1)

Net Debt	$1,573.7

Leverage (Net Debt / Adjusted EBITDA)	4.41